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                                                                   EXHIBIT 10.20


                                 Lease between:

                            Duffy Wall Street, L.L.C.
                             411 Waverley Oaks Road
                          Waltham, Massachusetts 02154

                                       and
                               R.E. Stafford, Inc.
                              d.b.a. Colo Solutions
                                 P.O. Box 411571
                            Melbourne, Florida 32940


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                                COMMERCIAL LEASE

1.       PARTIES:

         DUFFY WALL STREET L.L.C. a New Hampshire Limited Liability Company with a place of business at 411 Waverley Oaks Road, Waltham MA 02154, LESSOR, which expression shall include its heirs, successors, and assigns where the context so admits, does hereby lease to R.E. Stafford, Inc. d.b.a. Colo Solutions, a Florida corporation with a principal place of business at Melbourne Florida 32940, LESSEE, which expression shall include its successors, executors, administrators, and assigns where the context so admits, and the LESSEE hereby leases the following described premises:

2.       LEASED PREMISES:

         Approximately Two Thousand Seven hundred and Thirty-nine (2,739) rentable square feet +/- located on the ground floor of the building known as One Wall St. in Manchester New Hampshire, and as shown on the attached Exhibit A., together with the right to use in common, with others entitled thereto, the hallways, stairways, and elevators, necessary for access to said leased premises, and lavatories nearest thereto.

         "Rentable space" shall mean the measured area occupied by the LESSEE plus a Seventeen point five (17.5%) percent common factor.

         Lessor and Lessee acknowledge that the exact area of the Leased Premises will not be determined until final layout and completion of fit up work provided for below and agree to execute an Addendum in substantially the form attached hereto upon completion of the fit-up work. The area of the Leased Premises shall be measured from the interior surface of the exterior windows and the center line of demising partitions.

3.       TERM:

         The term of this lease shall be for five years, commencing on the Commencement Date and ending on February 29, 2006.

4.       RENT:

         A. BASE RENT: The LESSEE shall pay to the LESSOR rent, monthly, on the first day of each month, at the annual rate per square foot of rentable space shown below:

                  Year        Rate/SF        Annual Rate         Monthly Rate
                  ----        -------        -----------         ------------
                    1         $15.00         $41,085.00           $3,423.75

         Base Rent shall increase at a rate of 3% per annum and adjusted at the anniversary of each lease year for the initial term of the lease.

         B. TAX ESCALATION: If any tax year commencing with the fiscal year 2002, the real estate taxes on the land and buildings, of which the leased premises are a part, are in excess of the amount of the real estate taxes thereon for the fiscal year 2001, (hereinafter called the "Base Year"), LESSEE will pay to LESSOR as additional rent hereunder, when and as designated by notice in writing by LESSOR, 4.6% of such excess that may occur in each year of the term of this lease or any extension or renewal thereof and proportionately for any part of a fiscal year. If the LESSOR obtains an abatement of any such excess real estate tax, a proportionate share of such abatement, less the reasonable fees and costs incurred in obtaining the same, if any, shall be refunded to the LESSEE.

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         C.       OPERATING COST ESCALATION: The LESSEE shall pay to the LESSOR as additional rent hereunder when and as designated by notice in writing by LESSOR, 4.6% per cent of any increase in operating expenses over those incurred during the calendar year 2001. Operating expenses are defined for the purposes of this agreement include cleaning, trash removal services, repair and maintenance, heating and cooling, electrical services for common areas, snow and ice removal, casualty insurance, and management services calculated at 5% of total rent. This increase shall be prorated should this lease be in effect with respect to only a portion of any calendar year.

         D.       ELECTRICAL USES ON PREMISES: See also UTILITIES, below.

5.       SECURITY DEPOSIT:

         Upon the execution of this lease, the LESSEE shall pay to the LESSOR an amount equal to the first month's rent, which shall be held as a security for the LESSEE's performance as herein provided and refunded to the LESSEE at the end of this lease subject to the LESSEE's satisfactorily compliance with the conditions hereof.

6.       UTILITIES:

         The LESSEE shall pay, as they become due, all bills for electricity that are furnished to the leased premises and separately metered. Lessee shall separately meter the premises at Lessee's sole cost. The LESSOR agrees to provide all other utility service and to furnish reasonably hot and cold water and reasonable heat and air conditioning to the leased premises, the hallways, stairways, elevators, and lavatories during normal business hours on regular business days of the heating and air conditioning seasons of each year, to furnish elevator service and to light passageways and stairways during business hours, and to furnish such cleaning service as is customary in similar buildings in said city or town, all subject to interruption due to any accident, to the making of repairs, alterations, or improvements, to labor difficulties, to trouble in obtaining fuel, electricity, service, or supplies from the sources from which they are usually obtained for said building, or to any cause beyond the LESSOR's control.

         LESSOR shall have no obligation to provide utilities or equipment other than the utilities and equipment within the premises as of the commencement date of this lease. In the event LESSEE requires additional utilities or equipment, the installation and maintenance thereof shall be the LESSEE's sole obligation, provided that such installation shall be subject to the written consent of the LESSOR. LESSOR's consent shall not be unreasonably withheld or delayed.

         LESSOR's obligation to pay costs of HVAC is limited to power required to serve office uses during the building hours of operation which is Monday through Friday 7:00 a.m. to 6:00 p.m., Saturday 9:00 AM to 12:00 noon. This power shall be separately metered or determined. After hours HVAC will be charged to LESSEE based upon actual usage and costs to LESSOR of providing same. This implies no limit in use of the Building by the LESSEE.

7.       USE OF LEASED PREMISES:

         The LESSEE shall use the leased premises only for the purpose of co-location of telecommunications and internet related equipment commonly referred to as a "switch area".

         COMPLIANCE WITH LAWS: The LESSEE acknowledges that no trade or occupation shall be conducted in the leased premises or use made thereof which will be unlawful, improper, noisy or offensive, or contrary to any law or any municipal by-law or ordinance in force in the city or town in which the premises are situated.

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9.       FIRE INSURANCE: The LESSEE shall not permit any use of the leased premises which will make voidable any insurance on the property of which the leased premises are a part, or on the contents of said property or which shall be contrary to any law or regulation from time to time established by the New England Fire Insurance Rating Association, or any similar body succeeding to its powers. The LESSEE shall on demand reimburse the LESSOR, and all other tenants, all extra insurance premiums caused by the LESSEE's use of the premises.

10.      MAINTENANCE:

         A. LESSEE'S OBLIGATIONS: The LESSEE agrees to maintain the leased premises in good condition, damage by fire and other casualty only excepted, and whenever necessary, to replace plate glass and other glass therein, acknowledging upon taking possession that the leased premises are then in good order and the glass whole. The LESSEE shall not permit the leased premises to be overloaded, damaged, stripped or defaced, nor suffer any waste. LESSEE shall obtain written consent of LESSOR before erecting any sign on the premises.

         B. LESSOR'S OBLIGATIONS: The LESSOR agrees to maintain the structure and interior of the building of which the leased premises are a part in the same condition as it is at the commencement of the term or as it may be put in during the term of this lease, reasonable wear and tear, damage by fire and other casualty only excepted, unless such maintenance is required because of the LESSEE or those for whose conduct the LESSEE is legally responsible.

11.      ALTERATIONS - ADDITIONS:

         The LESSEE shall not make structural alterations or additions to the leased premises, but may make non-structural alterations provided the LESSOR consents thereto in writing, which consent shall not be unreasonably withheld or delayed. All such allowed alterations shall be at LESSEE's expense and shall be in quality at least equal to the present construction. LESSEE shall not permit any mechanics' liens, or similar liens, to remain upon the leased premises for labor and material furnished to LESSEE or claimed to have been furnished to LESSEE in connection with work of any character performed or claimed to have been performed at the direction of LESSEE and shall cause any such lien to be released of record forthwith without cost to LESSOR. Any alterations or improvements made by the LESSEE shall become the property of the LESSOR at the termination of occupancy as provided herein. However, the LESSEE shall retain ownership of generator, and related electrical equipment, D.C. power plant, UPSs, rack cabinets, access systems, and Lessee installed cooling systems and special fire suppression equipment, provided that upon surrender of the Premises, LESSEE removes these items and repairs any damage to the premises or building occasioned by their removal.

12.      ASSIGNMENT - SUBLEASING:

         The LESSEE shall not assign or sublet the whole or any part of the leased premises without LESSOR'S prior written consent which shall not be unreasonably withheld, conditioned or delayed. Notwithstanding such consent, LESSEE shall remain liable to LESSOR for the payment of all rent and for the full performance of the covenants and conditions of this lease. However, LESSEE shall have the right to sublease or assign any portion of the premises to any related entity, parent company, subsidiary, affiliate or to any successor-in-interest or entity acquiring fifty-one percent (51%) or more or its stock or assets without the LESSOR'S consent. However, LESSEE shall remain liable to LESSOR for the payment of all rent and for the full performance of the covenants and conditions of this Lease unless the successor in interest is satisfactory to LESSOR as of comparable financial responsibility.

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13.      SUBORDINATION:

         This lease shall be subject and subordinate to any and all mortgages, deeds of trust and other instruments in the nature of a mortgage, now or at any time hereafter, a lien or liens on the property of which the leased premises are a part and the LESSEE shall, when requested, promptly execute and deliver such written instruments as shall be necessary to show the subordination of this lease to said mortgages, deeds of trust or other such instruments in the nature of a mortgage.

14.      LESSOR'S ACCESS:

         The LESSOR or agents of the LESSOR may, at reasonable times, enter to view the leased premises and may remove placards and signs not approved and affixed as herein provided, and make repairs and alterations as LESSOR should elect to do and may show the leased premises to others, and at any time within three (3) months before the expiration of the term, may affix to any suitable part of the leased premises a notice for letting or selling the leased premises or property of which the leased premises are a part and keep the same so affixed without hindrance or molestation.

15.      INDEMNIFICATION AND LIABILITY:

         The LESSEE shall save the LESSOR harmless from all loss and damage occasioned by the use or escape of water or by the bursting of pipes, as well as from any claim or damage resulting from neglect in not removing snow and ice from the roof of the building or from the sidewalks bordering upon the premises so leased, or by any nuisance made or suffered on the leased premises, unless such loss is caused by the neglect of the LESSOR. The removal of snow and ice from the sidewalks bordering upon the leased premises shall be the Lessor's responsibility.

16.      LESSEE'S LIABILITY INSURANCE:

         The LESSEE shall maintain with respect to the leased premises and the property of which the leased premises are a part comprehensive public liability insurance in the amount of 1 MILLION CSL with property damage insurance in limits of 1 MILLION CSL in responsible companies qualified to do business in New Hampshire and in good standing therein insuring the LESSOR and well as LESSEE against injury to persons or damage to property as provided. The LESSEE shall deposit with the LESSOR certificates for such insurance at or prior to the commencement of the term, and thereafter within thirty (30) days prior to the expiration of any such policies. All such insurance certificates shall provide that such policies shall not be canceled without at least ten (10) days prior written notice to each assured named therein.

17.      FIRE - CASUALTY - EMINENT DOMAIN:

         Should a substantial portion of the leased premises, or of the property of which they are a part be substantially damaged by fire or other casualty, or be taken by eminent domain, the LESSOR may elect to terminate this lease. When such fire, casualty, or taking renders the leased premises substantially unsuitable for their intended use, a just and proportionate abatement of rent shall be made, and the LESSEE may elect to terminate this lease if:

         (a) The LESSOR fails to give written notice within thirty (30) days of intention to restore leased premises, or

         (b) The LESSOR fails to restore the leased premises to a condition substantially suitable for their intended use within ninety
                  (90) days of said fire, casualty or taking.

         The LESSOR reserves, and the LESSEE grants to the LESSOR, all rights which the LESSEE may have for damages or injury to the leased premises for any taking by eminent domain, except for damage to the LESSEE's fixtures, property or equipment or business interruption.

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18.      LATE PAYMENT- DEFAULT AND BANKRUPTCY:

         A. LATE PAYMENT: LESSEE agrees that because of actual damages for a late payment or a dishonored check are difficult to fix or ascertain, but recognizing that damage and injury result therefore, LESSEE agrees that if payments of rent and other obligations are not received in hand by LESSOR ten (10) business days after the date is due, LESSEE agrees to pay liquidated damages of $100.00 plus 18% per annum on the delinquent amount from the due date. The postmark on the payment, received plus two (2) days, shall be conclusive evidence of whether the payment is delinquent. However, LESSOR is not responsible for late deliveries by U.S. Mail. LESSEE agrees to pay a liquidated damage of $25.00 for each dishonored check. In the event that two or more of the LESSEE's checks are dishonored in a 12 month period, the LESSOR, in addition to other Rights, shall have the right to demand payment by Certified Check or Money Order.

         B. DEFAULT AND BANKRUPTCY: In the event that (a) the LESSEE shall default in the payment of any installment of rent or other sum herein specified and such default shall continue for fifteen (15) days after the payment due date; or (b) the LESSEE shall default in the observance or performance of any other of the LESSEE's covenants, agreement, or obligations hereunder and such default shall not be corrected within thirty (30) days after written notice thereof; or (c) the LESSEE shall be declared bankrupt or insolvent according to law, or, if any assignment shall be made of LESSEE's property for the benefit of creditors, then the LESSOR shall have the right thereafter, while such default continues, to re-enter and take complete possession of the leased premises, to declare the term of this lease ended, and remove the LESSEE's effects, without prejudice to any remedies which might be otherwise used for arrears of rent or other default. The LESSEE shall indemnify the LESSOR against all loss of rent and other payments which the LESSOR may incur by reason of such termination during the residue of the term. If the LESSEE shall default, after reasonable notice thereof, in the observance or performance of any conditions or covenants on LESSEE's part to be observed or performed under or by virtue of any of the provisions in any article of this lease, the LESSOR, without being under any obligation to do so and without thereby waiving such default, may remedy such default for the account and at the expense of the LESSEE. If the LESSOR makes any expenditures or incurs any obligations for the payment of money in connection therewith, including but not limited to, reasonable attorney's fees in instituting, prosecuting or defending any action or proceeding, such sums paid or obligations insured, with interest at the rate of 12 per cent per annum and costs, shall be paid to the LESSOR by the LESSEE as additional rent.

19.      NOTICE:

         Any notice form the LESSOR to the LESSEE relating to the leased premises or to the occupancy thereof, shall be deemed duly served, if mailed, postage prepaid, certified return receipt requested to the LESSEE at P.O. Box 411571, Melbourne FL 32940 Any notice from the LESSEE to the LESSOR relating to the leased premises or to the occupancy thereof, shall be deemed duly served, if mailed to the LESSOR by registered or certified mail, return receipt requested, postage prepaid, addressed to the LESSOR at such address as the LESSOR may from time to time advise in writing. All rent notices shall be paid and sent to the LESSOR at 411 Waverley Oaks Road, Waltham, MA 02154.

20.      SURRENDER:

         The LESSEE shall at the expiration or other termination of this lease remove all LESSEE's goods and effects from the leased premises, (including, without hereby limiting the generality of the foregoing, all signs and lettering affixed or painted by the LESSEE, either inside or outside the leased premises). LESSEE shall deliver to the LESSOR the leased premises and all keys, locks thereto, and other fixtures connected therewith and all alterations and additions made to or upon the leased premises except as noted in Clause 11, above, in good condition, damage by fire or other casualty only excepted. In the event of the LESSEE's failure to remove any of LESSEE's property from the premises, LESSOR is hereby authorized, without liability to LESSEE for loss or damage thereto, and at the sole risk of LESSEE, to remove and store any of the property at LESSEE's expense,

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         or to retain same under LESSOR's control or to sell at public or private sale, without notice any or all of the property not so removed and to apply the net proceeds of such sale to the payment of any sum due hereunder, or to destroy such property.

21.      BROKERAGE:

         The Broker(s) named herein, the Fini Real Estate Group, Inc. warrants that it is duly licensed as such by the State of New Hampshire and joins in this agreement and becomes a party hereto, insofar as any provisions of this agreement expressly apply to it, and to any amendments or modifications of such provisions to which it agrees in writing.

         LESSOR agrees to pay the above-named Broker as separately agreed.

         Each party warrants to the other that no other Broker or Brokers have represented that party in the transactions resulting in this Agreement.

22.      OTHER PROVISIONS:

         It is also understood and agreed that

         A. Hazardous Waste: Lessee shall not cause or permit any hazardous waste to be used, stored, generated or disposed of on or about the Demised Premises. Lessee shall indemnify and hold harmless the Lessor from any and all claims, damages, fines, judgments, penalties, costs, liabilities or losses (including, without limitation, any and all costs associated by the removal and clean-up of same, for a decrease in value of the Demised Premises, for damages caused by loss or restriction of rentable or usable space, and any and all sums paid for settlement of claims, attorney's fees, consultant and expert fees) which are attributable to Lessee, for arising during or after the expiration of term or any extension thereof. As used herein, "hazardous substance" means any substance that is toxic, ignitable, reactive or corrosive and that is regulated by any local government, the State of New Hampshire or the United States Government. "Hazardous Substance" includes any and all materials or substances that are defined as "hazardous substance" pursuant to state, federal or local government law.

         B. Signage: Lessee is granted authority to install proper signage on available marquee now installed on Elm Street at front of building known as One Wall Street. Lessee acknowledges that other lessees of One Wall Street will mutually share space on this marquee. All signage must comply with ordinances of the City of Manchester, NH. Lessor must also approve all signage to be installed. The maximum height of the sign shall be no more than 3 feet and the maximum width shall not exceed the actual width of the sign pillar. Cost of installation to be the responsibility of Lessee. Lessee agrees to reduce the height of signage to 1 foot if necessary to accommodate additional signage from new tenants. LESSEE shall affix no signs, identification logos or notices to any windows or wall on the interior of the Building except as approved by the LESSOR. Subject to the Lessor's prior approval, not to be unreasonably withheld, conditioned or delayed, Lessee may affix identifying signage to the entry way to the Leased Premise, which signage comports with the decor and appearance of the lobby area.

         C. Option to Renew: Lessor grants Lessee an option to renew for two additional five year terms at market rates existing at the time of each renewal. Lessee will give Lessor nine (9) months written notice, prior to the expiration of the respective term, if any option is to be exercised. See "Exhibit F. for Procedure for Resolution of Dispute on Market Rate, Terms and Conditions".

         D. Limited Right of Interim Occupancy: Lessee may on after lease execution occupy and use, and install furniture and equipment for the period ending with completion of fit-up. Lessee may occupy

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                  the space ten days prior to the Commencement date for purposes of installation of telephone equipment or business fixtures so long as Lessee does not interfere with Lessor build-out, and subject to coordination and scheduling at the sole discretion of Lessor's work supervisor.

         E. Access rights: LESSEE shall have access to the Leased Premises twenty four hours per day and seven days per week.

         F. Life Safety and Americans With Disabilities Act: LESSOR warrants that the site access to the building and the building will meet all current compliance codes at Lessor's sole cost and expense and that may be required by any local, state or federal law.

         G. Hazardous Materials: LESSOR warrants that to LESSOR's knowledge there are no hazardous materials within the building or the site.

         H. Fit Out Specifications: Details of layout design and specifications for the Leased Premises are found in Exhibit C., part of this Agreement.

         I. Lessee shall have the right, at Lessee's sole cost, to install a receiving antenna and associated facilities on the roof of the Building, so long as the Lessor approves the size, location, access and structural aspects of the installation, and the parties concur on a lease rate for that additional use, and Lessee obtains any necessary permits or regulatory authorizations.

         J. The following Exhibits and Appendices are incorporated by reference:

                  Exhibit A. Layout of Leased Premises
                  Exhibit B. Legal Description of Premises
                  Exhibit C. Fit-Up Work By LESSOR
                  Exhibit D. Cleaning Schedule
                  Exhibit F. Procedure for Resolution of Dispute on Market Rate,
                             Terms and Conditions
                  ADDENDUM TO LEASE AGREEMENT


IN WITNESS WHEREOF, the said parties hereunto set their hands and seals
this    day of           , 2001.

                            DUFFY WALL STREET, L.L.C.
                                     LESSOR

Witness: /s/                      BY: /s/                       Manager/Member
         --------------------         ---------------------     ----------------
                                                                     Title
                     R.E. STAFFORD, INC. D.B.A. COLO SOLUTIONS
                                     LESSEE

Witness:                          BY: /s/ Ronald Stafford       President
         --------------------         ---------------------     ----------------
                                                                     Title

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